EXHIBIT 1.1

UNDERWRITING AGREEMENT

November 18, 2002

Kohl’s Corporation

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

Dear Sirs:

We (the “Manager”) are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the (“Underwriters”), and we understand that Kohl’s Corporation, a Wisconsin corporation (the “Company”), proposes to issue and sell $300,000,000 aggregate principal amount of 6.00% Debentures Due 2033 (the “Debt Securities”).  The Debt Securities will be initially offered to the public at a price equal to 99.253% of the principal amount.  The Debt Securities are also referred to herein as the “Offered Securities.”  The Debt Securities will be issued pursuant to provisions of an Indenture dated as of December 1, 1995, as amended, (the “Indenture”) between the Company and The Bank of New York, as Trustee (the “Trustee”).

Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of 98.378% of the principal amount of Debt Securities, plus accrued interest from the Closing Date (as defined below):

Name	Principal Amount of Debt Securities
Morgan Stanley & Co. Incorporated	$ 120,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	75,000,000
Goldman, Sachs & Co.	27,000,000
BNY Capital Markets Inc.	18,000,000
Banc One Capital Markets, Inc.	15,000,000
Fleet Securities, Inc.	15,000,000
U.S. Bancorp Piper Jaffray Inc.	15,000,000
Wachovia Securities, Inc.	15,000,000
Total………. $300,000,000

The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022 at 10:00 a.m. (New York time) on November 21, 2002, (the “Closing Date”).

The Offered Securities shall have the terms set forth in the Prospectus dated June 6, 2002, and the Prospectus Supplement dated November 18, 2002, including the following:

Terms of Debt Securities

Maturity Date:  January 15, 2033

Interest Rate:  6.00%

Interest Payment Dates:         January 15 and July 15, commencing July 15, 2003

(Interest accrues from November 21, 2002)

Form and Denomination:

The Debt Securities will be issued in the form of a global

note in an aggregate principal amount of $300,000,000.

Ranking:

The Debt Securities will be unsubordinated, unsecured indebtedness of the

Company issued under the Indenture dated as of December 1, 1995, as amended, between the Company and The Bank of New York, as trustee.

Redemption Provisions:  The Debt Securities are redeemable by the Company at any time, either in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Debt Securities to be redeemed or (2) the sum of the present values of the remaining scheduled payments discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the treasury rate plus twenty basis points.

Each underwriter represents, agrees and undertakes that:

1.

it and each of its affiliates have not offered or sold, and prior to the expiration of a period of six months from the date of issue of the Debt Securities, will not offer or sell any such Debt Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

2.

it and each of its affiliates have complied, and will comply, with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Debt Securities in, from or otherwise involving the United Kingdom; and

3.

it and each of its affiliates have only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Debt Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

The Debt Securities may not be offered, sold, transferred or delivered in or from the Netherlands, as part of their initial distribution or as part of any re-offering, and neither the prospectus supplement nor any other document in respect of the offering may be distributed or circulated in the Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

All provisions contained in the document entitled Kohl’s Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated November 18, 2002, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH     INCORPORATED

GOLDMAN, SACHS & CO.

BNY CAPITAL MARKETS INC.

BANC ONE CAPITAL MARKETS, INC.

FLEET SECURITIES, INC.

U.S. BANCORP PIPER JAFFRAY INC.

WACHOVIA SECURITIES, INC.

Acting severally on behalf of themselves and the several Underwriters named herein

By:  MORGAN STANLEY & CO.

INCORPORATED

By:  /s/ Michael Fusco

Michael Fusco

Executive Director

Accepted:

KOHL’S CORPORATION

By:  /s/ Patricia Johnson

Patricia Johnson

Chief Financial Officer

KOHL’S CORPORATION

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

(DEBT SECURITIES)

November 18, 2002

From time to time, Kohl’s Corporation, a Wisconsin corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein.  The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”).  The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this “Agreement”.  Terms defined in the Underwriting Agreement are used herein as therein defined.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Debt Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Offered Securities, pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”).  The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement (including as a result of a filing of an Annual Report on Form 10-K).  The term “Basic Prospectus” means the prospectus included in the Registration Statement.  The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement.  The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus.  As used herein, the terms “Basic Prospectus”, “Prospectus” and “preliminary prospectus” shall include in each case the documents, if any, incorporated by reference therein.  The terms “supplement”, “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  If the Company files a registration statement to register a portion of the Debt Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to refer to both the registration statement referred to above and the Rule 462 Registration Statement, in each case as amended from time to time.

The term “Contract Securities” means the Offered Securities to be purchased pursuant to the delayed delivery contracts substantially in the form of Schedule I hereto, with such changes therein as the Company may approve (the “Delayed Delivery Contracts”).  The term “Underwriters’ Securities” means the Offered Securities other than the Contract Securities.

1.

Representations and Warranties.  The Company represents and warrants to each of the Underwriters that:

(a)

The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, and the Company does not know of any such proceedings that are threatened by, the Commission.

(b)

(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)

The Company is validly existing as a corporation in good standing under the laws of the State of Wisconsin, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

(d)

Kohl’s Department Stores, Inc. is the only “significant subsidiary” of the Company (as such term is defined under Regulation S-X) and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

(e)

This Agreement has been duly authorized, executed and delivered by the Company.

(f)

The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(g)

The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms, as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(h)

The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, in the case of the Underwriters’ Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(i)

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Offered Securities, and any Delayed Delivery Contracts, will not contravene any provision of applicable federal or state law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any federal or state governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any federal or state governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Offered Securities, and any Delayed Delivery Contracts, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

(j)

There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”), from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Underwriting Agreement).

(k)

There are no legal or governmental proceedings pending, and the Company does not know of any proceedings that are threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, material contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(l)

Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

(m)

The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(n)

The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate have a Material Adverse Effect.

2.

Delayed Delivery Contracts.  If the Prospectus provides for sales of Offered Securities pursuant to Delayed Delivery Contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to Delayed Delivery Contracts.  Delayed Delivery Contracts may be entered into only with institutional investors approved by the Company of the types set forth in the Prospectus.  On the Closing Date, the Company will pay to the Manager as compensation for the accounts of the Underwriters the commission set forth in the Underwriting Agreement in respect of the Contract Securities.  The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the aggregate amount of Offered Securities to be purchased by the several Underwriters shall be reduced by the aggregate amount of Contract Securities; such reduction shall be applied to the commitment of each Underwriter pro rata in proportion to the amount of Offered Securities set forth opposite such Underwriter’s name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be applied in other proportions and so advises the Company; provided, however, that the total amount of Offered Securities to be purchased by all Underwriters shall be the aggregate amount set forth above, less the aggregate amount of Contract Securities.

3.

Public Offering.  The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters’ Securities as soon after this Agreement has been entered into as in the Manager’s judgment is advisable.  The terms of the public offering of the Underwriters’ Securities are set forth in the Prospectus.

4.

Purchase and Delivery.  Except as otherwise provided in this Section 4, payment for the Underwriters’ Securities shall be made by wire transfer or other immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters’ Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Underwriters’ Securities to the Underwriters duly paid.

5.

Conditions to Closing.  The several obligations of the Underwriters hereunder are subject to the following conditions:

(a)

Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

(i)

there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)

there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Prospectus that is material and adverse and that makes it, in the reasonable judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

(b)

The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, on behalf of the Company, to the effect (i) as set forth in clause (a)(i) above, (ii) that there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Prospectus that is material and adverse, and (iii) that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)

The Manager shall have received on the Closing Date an opinion of Godfrey & Kahn, S.C., counsel for the Company, dated the Closing Date, to the effect that:

(i)

the Company is validly existing as a corporation in good standing under the laws of the State of Wisconsin and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

(ii)

this Agreement has been duly authorized, executed and delivered by the Company;

(iii)

the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

(iv)

the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms;

(v)

the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, in the case of Underwriters’ Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms;

(vi)

the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Offered Securities, and any Delayed Delivery Contracts, will not contravene any provision of the law of the State of Wisconsin or the federal laws of the United States applicable to the Company or the articles of incorporation or by-laws of the Company or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries which has been identified to such counsel by the Company as one of such instruments that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, without independent investigation other than inquiries of responsible officers of the Company, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any federal or State of Wisconsin governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Offered Securities, or any Delayed Delivery Contract, except such as have been obtained or such as may be required by securities or Blue Sky laws in connection with the offer and sale of the Offered Securities;

(vii)

the statements (1) in the Prospectus under the captions “Description of Debt Securities,” “Description of the Debentures—General,” “Description of the Debentures—Optional Redemption,”  “Plan of Distribution” and “Underwriting”, (2) in the Registration Statement under Item 15 thereof, and (3) to such counsel’s knowledge, after due inquiry of responsible officers of the Company, under the caption “Executive Compensation--Employment Agreements” and “--Other Agreements” in the Company’s Proxy Statement for its Annual Meeting of Stockholders immediately succeeding the filing of the Company’s last annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

(viii)

the Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(ix)

the statements in the Prospectus under the caption “ Certain United States Tax Consequences to Non-United States Holders” insofar as such statements constitute a summary of the United States federal tax laws referred to therein are accurate and fairly summarize the United States federal tax laws referred to therein;

(x)

(1) each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (2) each part of the Registration Statement, when such part became effective or any later date of a filing of an Annual Report on Form 10-K, and the Prospectus, as of its date and as of the Closing Date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that, in each case, such counsel need not express any opinion as to the financial statements, schedules and other financial data included in or excluded from such documents filed pursuant to the Exchange Act or the Registration Statement or that part of the Registration Statement that constitutes the Form T-1 and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents filed pursuant to the Exchange Act or in the Registration Statement and the Prospectus (other than as specified in subparagraph (viii) above insofar as the captions referred to therein relate to provisions of documents and other legal matters); and

(xi)

in addition, such opinion shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and need not make any independent check or verification thereof (other than as specified in subparagraph (viii) above insofar as the captions referred to therein relate to provisions of documents), on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that the Registration Statement, at the time it became effective or any later date of a filing of an Annual Report on Form 10-K, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements, schedules and other financial data included in or excluded from the Registration Statement or that part of the Registration Statement that constitutes the Form T-1.

Such counsel may also state in such opinion that (i) whenever such counsel indicates that the opinion is with respect to matters within the “knowledge of” or “known by” such counsel, such knowledge means the representations and warranties of the Company contained in this Agreement and in the documents delivered on the Closing Date by the Company pursuant to this Agreement, and the current conscious awareness of facts of the attorneys currently practicing law with such firm who had involvement in the transaction or such other attorneys presently in the firm whom such counsel has determined are likely, in the course of representing the Company, to have knowledge of the matters covered by the opinion, and that (ii) such opinion is limited to the laws of the United States, the State of Wisconsin and the General Corporation Law of the State of Delaware.  As to matters involving the application of laws of any jurisdiction other than the State of Wisconsin, the General Corporation Law of the State of Delaware, and the United States, such counsel may assume that the laws of such jurisdiction are identical to the laws of the State of Wisconsin.

With respect to subparagraphs (iii), (iv) and (v), such counsel may state that the enforceability of the Indenture, the Delayed Delivery Contracts, if any, and the Offered Securities may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.  In applying such principles, a court, among other things, might not allow the Trustee to take action based upon the occurrence of a default deemed immaterial and such counsel may assume that the Trustee will at all times act in good faith, in a commercially reasonable manner and in compliance with all laws and regulations.

(d)

The Manager shall have received on the Closing Date an opinion of Richard D. Schepp, Esq., General Counsel for the Company, dated the Closing Date, to the effect that:

(i)

the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(ii)

Kohl’s Department Stores, Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(iii)

the statements (1) to such counsel’s knowledge, after due inquiry of responsible officers of the Company, in “Item 3 — Legal Proceedings” of the Company’s most recent annual report on Form 10-K incorporated by reference in the Prospectus, and (2) to such counsel’s knowledge, after due inquiry of responsible officers of the Company, in “Item 1 — Legal Proceedings” of Part II of the Company’s quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

(iv)

after due inquiry, without independent investigation other than inquiries of responsible officers of the Company, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, material contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(e)

The Manager shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (c) (ii), (iii), (v), (x)(2) and (xi) and the statements in the Prospectus under “Plan of Distribution.”

With respect to the subparagraphs (x) and (xi) of paragraph (c) above, Godfrey & Kahn, S.C. and Shearman & Sterling may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.  With respect to clause (2) of subparagraph (x) and subparagraph (xi) of paragraph (c) above, Shearman & Sterling may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.  The opinion of Godfrey & Kahn, S.C. described in paragraph (c) above shall be rendered to the Manager at the request of the Company and shall so state therein.

(f)

The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

6.

Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

(a)

To furnish each Underwriter, upon request, a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.  In the case of the Prospectus, to furnish copies of the Prospectus in New York City, prior to 10:00 a.m., on the business day next succeeding the date of the Underwriting Agreement, in such quantities as the Manager shall reasonably request.

(b)

Before amending or supplementing the Registration Statement or the Prospectus, during the period between the date of this Agreement and the Closing Date, to furnish to the Manager a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which the Manager reasonably objects, unless, in the reasonable judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law or to make the statements therein not misleading.

(c)

If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)

To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request and to pay or cause to be paid all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification, and in connection with any required review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.; provided that the Company shall not be obligated to so qualify the Offered Securities if such qualification requires it to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction in which it is not so registered or qualified.

(e)

To make generally available to the Company’s security holders and to the Manager, in accordance with the Company’s current practice, an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)

During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of (i) in any firm commitment offering any debt securities of the Company which mature more than one year after the Closing Date, (ii) any medium-term notes which mature more than one year after the Closing Date, or (iii) any warrants to purchase debt securities of the Company, substantially similar to the Offered Securities (other than the Offered Securities), without the prior written consent of the Manager.

(g)

Whether or not any sale of Offered Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including:  (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Offered Securities, (iii) the fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Offered Securities under securities or Blue Sky laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Offered Securities and (vii) the fees and expenses, if any, incurred with respect to any required filing with the National Association of Securities Dealers, Inc.

7.

Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

(b)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses  reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section.  In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated.  All such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)     To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities.  The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

(e)     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)     The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in the Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any termination of the Underwriting Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

8.

Termination.  This Agreement shall be subject to termination by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated (“Morgan Stanley”), is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the reasonable judgment of Morgan Stanley, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus.

9.

Defaulting Underwriters.  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters’ Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters’ Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwriters’ Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Underwriters’ Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters’ Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Underwriters’ Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters’ Securities and the aggregate amount of Underwriters’ Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters’ Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Underwriters’ Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities; provided that the Company shall have no further liability to any Underwriter (including any liability for damages, including loss of anticipated profits) for any termination of this Agreement, except as provided in Section 7 hereof.

10.

Representations and Indemnities to Survive.  The respective indemnity and contribution and agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 and delivery of and payment for the Offered Securities.

11.

Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.

Counterparts.  The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.

Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.

Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

UNDERWRITING AGREEMENT

___________, 200_

Kohl’s Corporation

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin  53051

Dear Sirs:

We (the “Manager”) are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the “Underwriters”), and we understand that Kohl’s Corporation, a Wisconsin corporation (the “Company”), proposes to issue and sell [Currency and Principal Amount] aggregate initial offering price of [Full Title of Debt Securities] (the “Debt Securities”).  The Debt Securities are also referred to herein as the “Offered Securities.”  The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of ____________, 200_ (the “Indenture”) between the Company and [NAME OF TRUSTEE], as Trustee (the “Trustee”).

Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of __% of the principal amount of Debt Securities [, plus accrued interest, if any, from [Date of Offered Securities] to the date of payment and delivery]1:

Principal Amount

Name

of Debt Securities

Morgan Stanley & Co. Incorporated

[Insert syndicate list]

Total . . . . . . . . .

1 To be added only if the transaction does not close flat.

[The principal amount of Debt Securities to be purchased by the several Underwriters shall be reduced by the aggregate principal amount of Debt Securities sold pursuant to delayed delivery contracts.]2

The Underwriters will pay for the Offered Securities [(less any Offered Securities sold pursuant to delayed delivery contracts)] upon delivery thereof at [office] at _____ a.m. (New York time) on _______, 200_, or at such other time, not later than ____ [a.m.] [p.m.] (New York time) on ______, 200_, as shall be designated by the Manager.  The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

The Offered Securities shall have the terms set forth in the Prospectus dated _____, 200_, and the Prospectus Supplement dated _____, 200_, including the following:

Terms of Debt Securities

Maturity Date:

Interest Rate:

Redemption Provisions:

Interest Payment Dates                              ,      and                              ,      commencing                               ,

[(Interest accrues from

                      ,     )]3

Form and Denomination:

Ranking:

[Other Terms:]

2 To be added only if delayed delivery contracts are contemplated.

3 To be added only if the transaction does not close flat.

[The commission to be paid to the Underwriters in respect of the Offered Securities purchased pursuant to delayed delivery contracts arranged by the Underwriters shall be ___% of the principal amount of the Debt Securities so purchased.]4

All provisions contained in the document entitled Kohl’s Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated November __, 2002, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

4 To be added only if delayed delivery contracts are contemplated.

[SIGNATURE PAGE WHERE MORGAN STANLEY IS CO-LEAD MANAGER]

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

[Name of Other Managers]

Acting severally on behalf of themselves and the several Underwriters named herein

By:  MORGAN STANLEY & CO.

INCORPORATED

By:

Name:

Title:

Accepted:

KOHL’S CORPORATION

By:

Name:

Title:

[SIGNATURE PAGE WHERE MORGAN STANLEY  IS A SOLE MANAGER]

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of themselves and the several Underwriters named herein

By:

Name:

Title:

Accepted:

KOHL’S CORPORATION

By:

Name:

Title:

Schedule I

DELAYED DELIVERY CONTRACT

___________, 200_

Dear Sirs:

The undersigned hereby agrees to purchase from Kohl’s Corporation, a Wisconsin corporation (the “Company”), and the Company agrees to sell to the undersigned the Company’s securities described in Schedule A annexed hereto (the “Securities”), offered by the Company’s Prospectus dated ______, 200__ and Prospectus Supplement dated __________, 200__, receipt of copies of which is hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in this Agreement.  The undersigned does not contemplate selling Securities prior to making payment therefor.

The undersigned will purchase from the Company Securities in the principal amount and numbers on the delivery dates set forth in Schedule A.  Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date.”

Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by wire transfer or other immediately available funds at the office of ________, New York, N.Y., at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the “Underwriters”) named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them.  Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned as its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this Agreement.

The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Securities under the laws of the jurisdiction to which the undersigned is subject.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

The acceptance by the Company of a Delayed Delivery Contract (including this contract) is in the Company’s sole discretion and, without limiting the foregoing, acceptance of such contracts need not be on a first-come, first-served basis.  If this Agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below.  This will become a binding agreement, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Yours very truly,

      (Purchaser)

By

      (Title)

      (Address)

Accepted:

KOHL’S CORPORATION

By

PURCHASER — PLEASE COMPLETE AT TIME OF SIGNING

The name, telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:  (Please print.)

Name	Telephone No. (including Area Code)	Department

SCHEDULE A

Securities:

Principal Amounts or Numbers to be Purchased:

Purchase Price:

Delivery: